EVERGREEN INTERNATIONAL TRUST

200 Berkeley Street

Boston, Massachusetts 02116

December 7, 2006

Evergreen Service Company

200 Berkeley Street

Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the “Agreement”), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Intrinsic World Equity Fund, each a series of Evergreen International Trust, hereby elects to become a Fund party to such Agreement.

                                                      EVERGREEN INTERNATIONAL TRUST

                                                      on behalf of:

Evergreen Intrinsic World Equity Fund

                                                      By: /s/ Maureen E. Towle

                                                            Maureen E. Towle

                                                            Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By: /s/ Peggy Schooley

     Peggy Schooley

     President

Dated as of December 7, 2006